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          SECURITIES AND EXCHANGE COMMISSION

          Washington, D.C.  20549



          FORM 8-K



          Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


          Date of Report (Date of earliest event reported): November 12,
          1996



          Exact name of registrant as specified in its charter: T. ROWE PRICE REALTY INCOME FUND II, AMERICA'S SALES-COMMISSION-FREE REAL ESTATE LIMITED PARTNERSHIP


          State or other Jurisdiction of Incorporation or Organization:
          Maryland

          I.R.S. Employer Identification No.:52-1363144

          Commission File Number: 0-14308

          Address of principal executive offices: 100 East Pratt Street, Baltimore, Maryland 21202

          Registrant's telephone number, including area code: 1-800-638-
          5660


          Former name of former address, if changes since last report:
          Not Applicable

























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          Item 5.   Other Events

          At the end of 1995 T. Rowe Price Realty Income Fund II, America's Sales-Commission-Free Real Estate Limited Partnership (the "Partnership") conducted its annual formal unit valuation. The valuation of the Partnership's properties was performed by the General Partner, and then reviewed by an independent professional appraiser. The estimated value of limited partnership units resulting from this process was $519 per unit. After adjusting for a distribution in February 1996 including proceeds of the sale of a portion of the Coronado property, a distribution of the proceeds of the disposition of the Regal Row property in May 1996, and the distribution of the proceeds of the disposition of Fairchild Corporate Center in November, 1996, the adjusted December 31, 1995 estimated value is $448 per unit. The November distribution will be $34.41, $27.91 of which will derive from the Fairchild Corporate Center sale proceeds, and will be paid on or about November 16, 1996 to limited partners of record on September 30, 1996. There is no assurance that units can be sold at a price equal to the estimated value, and this valuation is not necessarily representative of the value of the units when the Partnership ultimately liquidates its holdings.


                                   T. ROWE PRICE REALTY INCOME FUND II,
                                   AMERICA'S SALES-COMMISSION-FREE REAL
                                   ESTATE LIMITED PARTNERSHIP

                                        By:  T. Rowe Price Realty Income
                                             Fund II Management, Inc., as
                                             General Partner



                                             By:  /s/Lucy B. Robins
                                                  Lucy B. Robins
                                                  Vice President